UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2024

Adamas One Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-41560	83-1833607
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

17767 N. Perimeter Dr., Ste. B115

Scottsdale, AZ 85255

(Address of principal executive offices)

(480) 356-8798

(Registrant’s telephone number, including area code)

_________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	JEWL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD.

As previously disclosed, Adamas One Corp. (the “Company”) has a hearing scheduled for May 30, 2024 before a Nasdaq Hearings Panel (the “Panel”) regarding its plan to regain compliance with: (1) Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”); (2) Nasdaq Listing Rule 5250(f) (the “Fees Rule”); and (3) Nasdaq Listing Rule 5250(c)(1) (the “Filings Rule”).

On June 07, 2024, the Company received a decision letter from the Nasdaq Hearing Panel (“Panel”) of the Nasdaq Stock Market (“Nasdaq”). The Panel granted the Company’s request for continued listing on The Nasdaq Capital Market, subject to the following: 1) On or before July 29, 2024, the Company shall cure its filing delinquencies and demonstrate compliance with the Periodic Filing Rule; and 2) On or before August 30, 2024, the Company shall have demonstrated compliance with the Bid Price Rule, by evidencing a closing bd price of $1 or more per share for a minimum of ten consecutive trading sessions.

The Company intends to present a plan to regain compliance with the Minimum Bid Price Rule, the Fees Rule, and the Filings Rule, and request the continued listing of its common shares on Nasdaq pending such compliance. However, there can be no assurance that the Panel will grant the Company’s request or that the Company will ultimately regain compliance with all applicable requirements for continued listing on Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMAS ONE CORP.

Dated: June 13, 2024	By:	/s/ John G. Grdina
	Name: Title:	John G. Grdina President and Chief Executive Officer